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                              April 2, 1996



Mr. Dennis R. Hendrix - Chairman of the Board
Mr. Paul M. Anderson - President & CEO
PanEnergy Corp.
P. O. Box 1642
Houston, TX  77251-9961

RE:  TERMS OF ENGAGEMENT

Dear Gentlemen:

     We are looking forward to the representation of PanEnergy and appreciative of your decision to retain our firm to provide representation on national and international issues concerning PanEnergy. The purpose of this letter is to describe our proposed terms of the agreement between the law firm of Verner, Liipfert, Bernhard, McPherson and Hand, Chartered (the "Firm") and PanEnergy Corp. ("PanEnergy") and our Firm's billing policies and procedures.

     Effective April 1, 1996, PanEnergy agrees to pay the Firm a retainer for professional services rendered in the amount of $180,000 for an twelve-month period, to be paid in monthly installments of $15,000 each month. The first monthly payment will be due by April 30, 1996 and, thereafter, by the 10th day of each month. At the end of March, 1997 both parties will review the terms of this retainer and determine the best way to proceed.

     The Firm will provide PanEnergy with a monthly invoice for the retainer amount for professional services. If the billable value of the Firm's services exceeds the monthly retainer amount, the Firm will also bill PanEnergy for the excess. Out-of-pocket expenses (as more fully described below) will be billed in addition to the fees for professional services.

     Our Firm's policies and procedures require that I set forth in this letter the following information with respect to our billing procedures. It is our policy to provide our clients with the most effective support systems available and to allocate the costs of those support systems in accordance with their usage. In addition to fees for professional services, a billing statement is provided which includes the costs incurred in the course of our representation of PanEnergy's interests, such as long distance telephone; messenger and other communications costs; travel expenses, including the cost of transportation, meals and lodging; document retrieval costs; staff overtime; computer research facilities and document production on our word processing system. Such statement will also contain, when applicable, the name of the person providing services, his or her billing rate, a brief description of the service provided and date the service was rendered. Large disbursements, should they occur, may be forwarded to PanEnergy for direct payment.

     Our billing statements are rendered on a monthly basis. If you have any questions about the bill, please let us know promptly. Our statements are due and payable upon receipt, and we expect bills to be paid in full within 30 days of the statement date.

Dennis R. Hendrix
Paul M. Anderson
April 2, 1996
Page 2


     As you know, the breadth of the Firm's practice is such that we may from time to time concurrently represent one client in a particular case or matter and an adversary of that client in such case or matter in an unrelated case or matter if it is the Firm's professional judgment that we can undertake the concurrent representation impartially and without any adverse effect on our other responsibilities to either client. Despite any such concurrent representation, it is our practice to preserve all client confidences of non-public information and to pursue zealously the interests of each of our clients. PanEnergy acknowledges that it does not consider such concurrent representation, in unrelated matters, to be inappropriate and consent to any such present or future concurrent representations.

     All of our lawyers, consultants and legal assistants are bound by and strictly adhere to the District of Columbia Court of Appeals Rules of Professional Conduct and all laws and regulations governing lawyers and lobbyists applicable to representation of clients in the House of Representatives, the Senate and the Executive Branch.

     We look forward to serving PanEnergy, and I am personally gratified by the confidence the company has shown by this retention.

     With best personal regards.

                              Sincerely,

                              VERNER, LIIPFERT, BERNHARD,
                              MCPHERSON & HAND, CHARTERED



                                   /s/ Lloyd M. Bentsen
                              ---------------------------------
                           By:     Lloyd M. Bentsen

     If this letter accurately describes the agreement between PanEnergy and Verner, Liipfert, Bernhard, McPherson and Hand, Chartered, please sign and date below and return the executed copy to me.

AGREED TO:

PANENERGY CORP.

By:            /s/ Carl B. King
          --------------------------

Position: Senior Vice President and
            General Counsel
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Date:                April 8, 1996
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